Genesee & Wyoming Reports Results for the Fourth Quarter of 2008

GREENWICH, Conn., February 11, 2008/PRNewswire-FirstCall/ -- Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported net income in the fourth quarter of 2008 of $25.3 million, compared with net income of $13.9 million in the fourth quarter of 2007.   GWI's diluted earnings per share (EPS) in the fourth quarter of 2008 were $0.70 with 36.4 million weighted average shares outstanding, compared with diluted EPS of $0.39 with 35.9 million weighted average shares outstanding in the fourth quarter of 2007.

GWI’s income from continuing operations in the fourth quarter of 2008 was $25.3 million, or $0.70 per diluted share, compared with income from continuing operations of $14.5 million, or $0.40 per diluted share in the fourth quarter of 2007.

In the fourth quarter of 2008, GWI’s results included a tax benefit of $6.5 million, or $0.18 per diluted share, for the retroactive impact of the extension of the U.S. short line tax credit for the first nine months of 2008.  Also in the fourth quarter of 2008, GWI received a net tax benefit of $2.8 million (or $0.08 per diluted share), with $4.8 million related to the impact of acquisitions on GWI’s consolidated U.S. tax position, partially offset by deferred tax valuation allowances of $2.0 million in Australia and Canada.  In the fourth quarter of 2007, GWI received a tax benefit of $0.6 million (or $0.02 per diluted share) due to a change in Canadian tax laws.

GWI’s results for the fourth quarter of 2008 included gains on the sale of assets of $3.9 million ($2.7 million after-tax, or $0.07 per diluted share) and $2.0 million of acquisition-related expenses ($1.3 million after-tax, or $0.03 per diluted share), compared with gains on the sale of assets of $0.8 million ($0.5 million after-tax, or $0.01 per diluted share) and acquisition-related expenses of $0.7 million ($0.4 million after tax, or $0.01 per diluted share) in the fourth quarter of 2007.

The table below summarizes the financial impact of the significant items in the fourth quarter of 2008 and 2007 ($ millions, except per share amounts).

	After- Tax Amount	EPS Impact
Q4 2008 - Gains on the sale of assets	$2.7	$0.07
- Acquisition-related expenses	$(1.3)	$(0.03)
- Retroactive short line tax credit	$6.5	$0.18
- Other net tax benefits	$2.8	$0.08
Q4 2007 - Gains on the sale of assets	$0.5	$0.01
- Acquisition-related expenses	$(0.4)	$(0.01)
- Canadian tax law change	$0.6	$0.02

Continuing Operations

In the fourth quarter of 2008, GWI's revenues increased $14.6 million, or 10.9%, to $149.2 million, compared with $134.5 million in the fourth quarter of 2007.   Of the revenue increase, $26.3 million was from acquisitions offset by a decrease of $11.7 million in same railroad revenues.  The same railroad revenue decrease was composed of $7.2 million due to the depreciation of the Australian and Canadian dollars and $3.5 million due to a decline in revenues from third-party fuel sales.  Excluding currency and fuel sales, GWI’s same railroad revenues declined $1.0 million.

Freight revenues in the fourth quarter of 2008 increased by $13.1 million, or 15.9%, to $95.2 million, compared with $82.1 million in the fourth quarter of 2007. Of the freight revenue increase, $19.8 million was from acquisitions offset by a decrease of $6.7 million in same railroad freight revenues.  Same railroad freight revenues were reduced $3.9 million by the depreciation of the Australian and Canadian dollars.  Excluding currency, GWI’s same railroad freight revenues decreased by $2.8 million.

GWI’s traffic in the fourth quarter of 2008 increased 32,949 carloads, or 17.2%, compared with the fourth quarter of 2007.  Same-railroad traffic decreased by 16,814 carloads, or 8.8%. The decrease was principally due to declines of 6,286 carloads of metals traffic, 5,007 carloads of coal, coke & ores traffic, 3,903 carloads of lumber & forest products traffic and 3,712 carloads of pulp & paper traffic. The decline in fourth quarter 2008 coal, coke & ores traffic was primarily due to reduced shipments in GWI's Rocky Mountain Region where a mine closed in February 2008.

Average freight revenues per carload declined 1.1% in the fourth quarter of 2008.  The impact of acquisitions and the depreciation of the Canadian and Australian dollars reduced average freight revenues per carload by 2.9% and 4.1%, respectively.  Excluding currency, same railroad average revenues per carload increased 5.9% in the fourth quarter of 2008.

GWI’s non-freight revenues in the fourth quarter of 2008 increased $1.6 million, or 3.0%, compared with the fourth quarter of 2007.   Of the non-freight revenue increase, $6.5 million was from acquisitions offset by a decrease of $4.9 million in same railroad non-freight revenues.  The same railroad non-freight revenues decrease was composed of $3.2 million due to the depreciation of the Australian and Canadian dollars and $3.5 million due to a decline in third-party fuel sales.  Excluding currency and fuel sales, GWI’s same railroad non-freight revenues increased $1.8 million.

GWI's operating income in the fourth quarter of 2008 increased 35.2% to $30.4 million, compared with $22.5 million in the fourth quarter of 2007.  The operating ratio was 79.6% in the fourth quarter of 2008, compared with an operating ratio of 83.3% in the fourth quarter of 2007. Operating income for the fourth quarter of 2008 included $3.9 million of net gains on the sale of assets and $2.0 million in acquisition-related expenses, compared with $0.8 million of net gains on the sale of assets and $0.7 million in acquisition-related expenses in the fourth quarter of 2007.   Excluding net gains on asset sales and acquisition-related expenses, GWI’s operating ratio improved to 80.9% in the fourth quarter of 2008, while operating income increased by 27.2% (1).

Comments from the Chief Executive Officer

John C. Hellmann, Chief Executive Officer of GWI commented, “Despite our strong reported earnings, the fourth quarter of 2008 was a difficult one.  On the positive side, our less economically sensitive commodities such as utility coal, grain, waste and salt performed well and our five recent acquisitions collectively met our financial expectations.  On the negative side, the severe deterioration of the industrial economy negatively impacted our results, especially in December.  Areas of particular traffic weakness were in paper and forest products as well as steel shipments.”

“As we enter 2009, we have made appropriate reductions to our cost structure and capital expenditures and we expect to generate strong free cash flow in a weak demand environment.  For GWI, we expect that the accretive impact of our recent acquisitions will largely offset the weakness in our same railroad business.  GWI also maintains capacity to make opportunistic acquisitions in an environment of significantly reduced bidding competition.”

A presentation including additional information related to Q4 results is posted at http://www.gwrr.com/investors under “Recent Presentations.”  Information included on our Web site is not incorporated by reference into this press release.

Annual Consolidated Results – Continuing Operations

For the year ended December 31, 2008, GWI reported income from continuing operations of $72.7 million, a 5.1% increase over $69.2 million for the year ended December 31, 2007.  GWI's diluted earnings per share from continuing operations were $2.00 in 2008 (with 36.3 million weighted average shares outstanding), a 13.0% increase over $1.77 in 2007 (with 39.1 million weighted average shares outstanding).

GWI’s 2007 results included a net tax benefit of $3.7 million (or $0.09 per share) associated with the sale of GWI’s 50% interest in the Western Australia operations and certain other assets of the Australian Railroad Group (ARG) (ARG Sale) in 2006.

Free Cash Flow from Continuing Operations (2)

	Twelve Months Ended
($ in millions)	December 31,
	2008	2007

Net cash provided by operating activities	$128.7	$34.5
Net cash used in investing activities	(413.8)	(70.0)
Net cash paid for acquisitions (a)	345.5	19.4
Contingent consideration held in escrow (b)	7.5	-
Australia taxes on ARG Sale (c)	-	95.6
Free cash flow (1)	$67.9	$79.5

(a)
The 2008 period includes: 1) $212.6 million in net cash paid for the acquisition of the Ohio Central Railroad System (OCR), 2) $16.7 million in net cash paid for the acquisition of Georgia Southwestern Railroad, Inc. (Georgia Southwestern), 3) $89.9 million in net cash paid for the acquisition of CAGY Industries Inc. (CAGY), 4) $22.6 million in net cash paid for the acquisition of Rotterdam Rail Feeding (RRF) and 5) $3.7 million for final working capital adjustments related to the December 2007 acquisition of Maryland Midland Railway, Inc. (Maryland Midland).  The 2007 period includes $19.4 million in net cash paid for the acquisition of Maryland Midland.

(b)	Includes $7.5 million of contingent consideration placed into escrow by GWI that will be paid to the seller of OCR upon satisfaction of certain conditions.

(c)	Includes Australian taxes resulting from the 2006 ARG Sale totaling $95.6 million paid in 2007, as calculated using the U.S. Dollar/Australian Dollar exchange rate on the date of payment.

GWI’s continuing operations generated free cash flow of $67.9 million and $79.5 million for the twelve months ended December 31, 2008 and 2007, respectively.  In the twelve months of 2008, working capital activities provided $12.7 million to net cash flow from operating activities.  Other than the $95.6 million tax payment related to the ARG Sale, working capital activities provided $23.6 million to net cash flow from operations in the 2007 period.

Net cash used in investing activities in the twelve months ended December 31, 2008, included $97.9 million in purchases of property and equipment, partially offset by $28.6 million in cash received from government grants and $8.5 million from sales of assets and insurance proceeds.  Net cash used in investing activities in the twelve months ended December 31, 2007, included $96.1 million in purchases of property and equipment, partially offset by $34.3 million in cash received from government grants and $11.2 million from sales of assets and insurance proceeds.

Discontinued Operations

As previously reported, GWI commenced the liquidation of its hurricane damaged operations in Mexico on June 25, 2007, and had no remaining employees as of September 30, 2007.  Results from GWI’s Mexican operations for the three and twelve months ended December 31, 2008 and 2007, are included in results from discontinued operations.

For the year ended December 31, 2008, GWI reported a net loss from discontinued operations of $0.5 million (or $0.01 per diluted share), compared with a net loss of $14.1 million (or $0.36 per diluted share) for the year ended December 31, 2007.  For discontinued operations, cash used in operating activates was $3.5 million and $14.0 million for the years ended December 31, 2008 and 2007, respectively.  Cash provided by investing activities of discontinued operations was $0.5 million for the year ended December 31, 2008, compared with $0.5 million of cash used in investing activities of discontinued operations for the year ended December 31, 2007.  Free cash flow used in discontinued operations was $3.0 million and $14.5 million for the years ended December 31, 2008 and 2007, respectively (2).   As of December 31, 2008, there was a net asset of $0.6 million remaining on GWI’s balance sheet associated with its Mexican operations.

Conference Call and Webcast Details

As previously announced, GWI's conference call to discuss financial results for the fourth quarter will be held Wednesday, February 11, 2009 at 11:00 a.m. (Eastern Time). The dial-in number for the teleconference is (800) 230-1092; outside U.S., call (612) 234-9960, or the call may be accessed live over the Internet (listen only) under the "Investors" tab of GWI's Web site (http://www.gwrr.com), by selecting "Fourth Quarter Earnings Audio Webcast." An audio replay of the conference call will be accessible via the Investors tab of GWI's Web site starting at 1:00 p.m. Wednesday, February 11, 2009.

From time to time GWI may use its Web site as a channel of distribution of material company information.  Financial and other material information regarding the Company is routinely posted on and accessible at http://www.gwrr.com/investors.  In addition, you may automatically receive email alerts and other information about GWI by enrolling your email by visiting the “Email Alert” section at http://www.gwrr.com/investors.

About Genesee & Wyoming Inc.

GWI owns and operates short line and regional freight railroads in the United States, Canada, Australia and the Netherlands and owns a minority interest in a railroad in Bolivia. Operations currently include 63 railroads organized in nine regions, with more than 6,800 miles of owned and leased track and approximately 3,100 additional miles under track access arrangements. GWI provides rail service at 16 ports in North America and Europe and performs contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic, political and industry conditions; customer demand, retention and contract continuation; legislative and regulatory developments; increased competition in relevant markets; funding needs and financing sources; susceptibility to various legal claims and lawsuits; strikes or work stoppages; severe weather conditions and other natural occurrences; and others. Words such as "anticipates," "intends," "plans," "believes," "seeks," "expects," "estimates," variations of these words and similar expressions are intended to identify these forward-looking statements. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release. GWI disclaims any intention to update the current expectations or forward looking statements contained in this press release.

(1) Adjusted Operating Ratio is a non-GAAP financial measure and is not intended to replace operating ratio, its most directly comparable GAAP measure.  The information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation to our operating ratio is included in the tables attached to this press release.

(2) Free Cash Flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure.  The information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities is included in the tables attached to this press release.

SOURCE Genesee & Wyoming Inc.

Michael Williams of GWI Corporate Communications
1-203-629-3722
mwilliams@gwrr.com

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2008 AND 2007
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

OPERATING REVENUES	$149,156	$134,542	$601,984	$516,167

OPERATING EXPENSES	118,772	112,075	486,053	419,339
INCOME FROM OPERATIONS	30,384	22,467	115,931	96,828

INTEREST INCOME	340	744	2,093	7,813
INTEREST EXPENSE	(8,406)	(4,109)	(20,610)	(14,735)
MINORITY INTEREST	(97)	-	(243)	-
OTHER (EXPENSE) INCOME, NET	(90)	43	470	889

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	22,131	19,145	97,641	90,795

(BENEFIT) PROVISION FOR INCOME TAXES	(3,172)	4,621	24,909	21,548

INCOME FROM CONTINUING OPERATIONS	25,303	14,524	72,732	69,247

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(14)	(578)	(501)	(14,072)

NET INCOME	$25,289	$13,946	$72,231	$55,175

BASIC EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.78	$0.46	$2.28	$2.00
BASIC LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	-	(0.02)	(0.02)	(0.41)
BASIC EARNINGS PER COMMON SHARE	$0.78	$0.44	$2.26	$1.59

WEIGHTED AVERAGE SHARES - BASIC	32,404	31,429	31,922	34,625

DILUTED EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.70	$0.40	$2.00	$1.77
DILUTED LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	-	(0.02)	(0.01)	(0.36)
DILUTED EARNINGS PER COMMON SHARE	$0.70	$0.39	$1.99	$1.41

WEIGHTED AVERAGE SHARES - DILUTED	36,371	35,919	36,348	39,148

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008 AND 2007
(In thousands)
(unaudited)

	December 31,	December 31,
ASSETS	2008	2007

CURRENT ASSETS:
Cash and cash equivalents	$31,693	$46,684
Accounts receivable, net	120,874	125,934
Materials and supplies	7,708	7,555
Prepaid expenses and other	12,270	18,147
Current assets of discontinued operations	1,676	2,213
Deferred income tax assets, net	18,095	7,495
Total current assets	192,316	208,028

PROPERTY AND EQUIPMENT, net	997,486	696,990
INVESTMENT IN UNCONSOLIDATED AFFILIATES	4,986	4,696
GOODWILL	150,401	39,352
INTANGIBLE ASSETS, net	225,508	117,106
DEFERRED INCOME TAX ASSETS, net	-	1,353
OTHER ASSETS, net	16,578	10,276
Total assets	$1,587,275	$1,077,801

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$26,034	$2,247
Accounts payable	124,162	128,038
Accrued expenses	37,903	37,792
Current liabilities of discontinued operations	1,121	3,919
Deferred income tax liabilities, net	192	66
Total current liabilities	189,412	172,062

LONG-TERM DEBT, less current portion	535,231	270,519
DEFERRED INCOME TAX LIABILITIES, net	234,973	93,336
DEFERRED ITEMS - grants from governmental agencies	113,302	94,651
OTHER LONG-TERM LIABILITIES	34,943	15,144
MINORITY INTEREST	1,351	1,108

TOTAL STOCKHOLDERS' EQUITY	478,063	430,981
Total liabilities and stockholders' equity	$1,587,275	$1,077,801

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Year Ended December 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$72,231	$55,175
Adjustments to reconcile net income to net cash provided
by operating activities:
Loss from discontinued operations	501	14,072
Depreciation and amortization	40,507	31,773
Compensation cost related to equity awards	5,734	5,412
Excess tax benefits from share-based compensation	(1,829)	(1,159)
Deferred income taxes	6,805	7,994
Net gain on sale of assets	(8,107)	(6,742)
Minority interest	243	-
Changes in assets and liabilities which provided (used) cash, net of effect of acquisitions:
Accounts receivable, net	11,541	(5,412)
Materials and supplies	(812)	2,400
Prepaid expenses and other	6,597	(6,159)
Accounts payable and accrued expenses	(8,972)	29,160
Income tax payable - Australia	(3,717)	(92,982)
Other assets and liabilities, net	8,024	989
Net cash provided by operating activities from continuing operations	128,746	34,521
Net cash used in operating activities from discontinued operations	(3,484)	(14,000)
Net cash provided by operating activities	125,262	20,521

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(97,853)	(96,081)
Grant proceeds from government agencies	28,551	34,307
Cash paid for acquisitions, net of cash received	(345,477)	(19,424)
Contingent consideration held in escrow	(7,500)	-
Insurance proceeds for the replacement of assets	419	1,747
Proceeds from disposition of property and equipment	8,081	9,404
Net cash used in investing activities from continuing operations	(413,779)	(70,047)
Net cash provided by (used in) investing activities from discontinued operations	450	(517)
Net cash used in investing activities	(413,329)	(70,564)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(193,051)	(21,448)
Proceeds from issuance of long-term debt	468,076	55,000
Debt issuance costs	(4,340)	-
Net proceeds from employee stock purchases	9,314	3,384
Treasury stock purchases	(2,355)	(175,637)
Excess tax benefits from share-based compensation	1,829	1,159
Net cash provided by (used in) financing activities from continuing operations	279,473	(137,542)
Net cash used in financing activities from discontinued operations	-	(13,301)
Net cash provided by (used in) financing activities	279,473	(150,843)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(5,973)	7,581

CHANGE IN CASH BALANCES INCLUDED IN CURRENT ASSETS OF DISCONTINUED OPERATIONS	(424)	(217)

DECREASE IN CASH AND CASH EQUIVALENTS	(14,991)	(193,522)
CASH AND CASH EQUIVALENTS, beginning of period	46,684	240,206
CASH AND CASH EQUIVALENTS, end of period	$31,693	$46,684

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended
	December 31,
	2008		2007
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$95,188	63.8%	$82,137	61.0%
Non-freight	53,968	36.2%	52,405	39.0%

Total revenues	$149,156	100.0%	$134,542	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$50,288	33.7%	$43,348	32.2%
Equipment rents	8,906	6.0%	9,460	7.0%
Purchased services	10,567	7.1%	9,631	7.2%
Depreciation and amortization	11,636	7.8%	8,258	6.1%
Diesel fuel used in operations	11,702	7.8%	13,801	10.3%
Diesel fuel sold to third parties	5,731	3.8%	8,933	6.6%
Casualties and insurance	3,295	2.2%	3,694	2.8%
Materials	7,330	4.9%	5,798	4.3%
Net gain on sale of assets	(3,891)	-2.6%	(828)	-0.6%
Other expenses	13,208	8.9%	9,980	7.4%

Total operating expenses	$118,772	79.6%	$112,075	83.3%

Functional Classification
Transportation	$47,073	31.6%	$44,132	32.8%
Maintenance of ways and structures	14,831	9.9%	11,349	8.4%
Maintenance of equipment	18,232	12.2%	17,708	13.2%
Diesel fuel sold to third parties	5,731	3.8%	8,933	6.6%
General and administrative	25,160	16.9%	22,523	16.8%
Net gain on sale of assets	(3,891)	-2.6%	(828)	-0.6%
Depreciation and amortization	11,636	7.8%	8,258	6.1%

Total operating expenses	$118,772	79.6%	$112,075	83.3%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Twelve Months Ended
	December 31,
	2008		2007
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$369,937	61.5%	$329,184	63.8%
Non-freight	232,047	38.5%	186,983	36.2%

Total revenues	$601,984	100.0%	$516,167	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$191,108	31.7%	$167,066	32.4%
Equipment rents	35,170	5.8%	37,308	7.2%
Purchased services	46,169	7.7%	38,990	7.6%
Depreciation and amortization	40,507	6.7%	31,773	6.1%
Diesel fuel used in operations	61,013	10.1%	45,718	8.8%
Diesel fuel sold to third parties	34,624	5.8%	26,975	5.2%
Casualties and insurance	15,136	2.5%	16,179	3.1%
Materials	26,138	4.3%	23,504	4.6%
Net gain on sale of assets	(8,107)	-1.3%	(6,742)	-1.3%
Other expenses	44,295	7.4%	38,568	7.5%

Total operating expenses	$486,053	80.7%	$419,339	81.2%

Functional Classification
Transportation	$199,702	33.1%	$166,146	32.2%
Maintenance of ways and structures	53,529	8.9%	48,621	9.4%
Maintenance of equipment	72,186	12.0%	70,330	13.6%
Diesel fuel sold to third parties	34,624	5.8%	26,975	5.2%
General and administrative	93,612	15.5%	82,236	15.9%
Net gain on sale of assets	(8,107)	-1.3%	(6,742)	-1.3%
Depreciation and amortization	40,507	6.7%	31,773	6.2%

Total operating expenses	$486,053	80.7%	$419,339	81.2%

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE FREIGHT REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenue per carload)
(unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2008			December 31, 2007
			Average Freight			Average Freight
	Freight		Revenues	Freight		Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Coal, Coke & Ores	$22,171	58,490	$379	$15,861	51,543	$308
Pulp & Paper	16,362	27,988	585	17,849	30,102	593
Minerals & Stone	11,217	37,500	299	7,663	29,833	257
Farm & Food Products	9,720	21,903	444	8,535	15,288	558
Metals	9,353	19,206	487	9,113	18,334	497
Chemicals-Plastics	8,417	12,328	683	7,002	10,714	654
Lumber & Forest Products	7,257	16,486	440	8,263	19,955	414
Petroleum Products	4,873	7,123	684	4,748	7,595	625
Autos & Auto Parts	1,109	1,912	580	1,779	3,301	539
Intermodal	114	277	412	204	428	477
Other	4,595	21,595	213	1,120	4,766	235

Totals	$95,188	224,808	423	$82,137	191,859	428

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE FREIGHT REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenue per carload)
(unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2008			December 31, 2007
			Average Freight			Average Freight
	Freight		Revenues	Freight		Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Pulp & Paper	$72,353	119,613	$605	$69,598	122,706	$567
Coal, Coke & Ores	71,628	193,703	370	60,164	195,393	308
Minerals & Stone	45,126	143,991	313	30,932	122,006	254
Metals	42,076	84,817	496	36,569	78,191	468
Farm & Food Products	39,011	73,432	531	34,833	68,909	505
Lumber & Forest Products	33,215	74,665	445	35,967	85,309	422
Chemicals-Plastics	32,538	48,501	671	27,120	44,164	614
Petroleum Products	18,503	27,344	677	16,941	27,700	612
Autos & Auto Parts	6,731	11,112	606	7,096	13,853	512
Intermodal	505	1,213	416	1,060	2,108	503
Other	8,251	36,453	226	8,904	40,930	218

Totals	$369,937	814,844	454	$329,184	801,269	411

Reconciliation of non-GAAP Financial Measure

This earnings release contains adjusted operating ratio and free cash flow, which are "non-GAAP financial measure" as this term is defined in Regulation G of the Securities Exchange Act of 1934.  In accordance with Regulation G, GWI has reconciled these non-GAAP financial measures to its most directly comparable U.S. GAAP measure.

Adjusted Operating Ratio Description and Discussion

Management views its Operating Ratio, calculated as total Operating Expenses divided by total Revenues, as an important measure of GWI’s operating performance.  Because management believes that this is useful for investors in assessing GWI’s financial results compared to the same period in the prior year, the Adjusted Operating Ratio for the three months ended December 31, 2008 and 2007, are presented excluding the impact of Net Gain on Sale of Assets and Acquisition Expenses.  The Adjusted Operating Ratios presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Operating Ratios calculated using amounts in accordance with GAAP.

The following table sets forth a reconciliation of GWI’s Operating Ratio calculated using amounts determined in accordance with GAAP to the Adjusted Operating Ratio described above for the three months ended December 31, 2008 and 2007 ($ in millions):

2008	Total Revenues	Total Operating Expenses	Operating Income	Operating Ratio
As Reported	$149.2	$118.8	$30.4	79.6%
Net Gain on Sale of Assets	-	3.9	3.9
Acquisition Expenses	-	(2.0)	(2.0)
Adjusted	$149.2	$120.7	$28.5	80.9%

2007	Total Revenues	Total Operating Expenses	Operating Income	Operating Ratio
As Reported	$134.5	$112.1	$22.5	83.3%
Net Gain on Sale of Assets	-	0.8	0.8
Acquisition Expenses	-	(0.7)	(0.7)
Adjusted	$134.5	$112.2	$22.4	83.4%

Free Cash Flow Description and Discussion

Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets.  Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI.  Free Cash Flow is defined as Net Cash Provided by Operating Activities from Continuing Operations less Net Cash Used in Investing Activities from Continuing Operations, excluding the cost of acquisitions, contingent consideration held in escrow and tax effects of divestitures.  Free Cash Flow from Discontinued Operations is defined as Net Cash Used In Operating Activities from Discontinued Operations less Net Cash Provided by (Used in) Investing Activities from Discontinued Operations.  Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.  Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with GAAP.

The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities from Continuing Operations to GWI's Free Cash Flow ($ in millions):

	Year Ended
	December 31,
	2008	2007
Net cash provided by operating activities from continuing operations	$128.7	$34.5
Net cash used in investing activities from continuing operations	(413.8)	(70.0)
Cash paid for acquisitions, net of cash acquired	345.5	19.4
Contingent consideration held in escrow	7.5	-
Australia taxes on ARG Sale	-	95.6
Free cash flow	$67.9	$79.5

The following table sets forth a reconciliation of GWI's Net Cash Used In Operating Activities from Discontinued Operations to GWI's Free Cash Flow from Discontinued Operations ($ in millions):

	Year Ended
	December 31,
	2008	2007
Net cash used in operating activities from discontinued operations	$(3.5)	$(14.0)
Net cash provided by (used in) investing activities from discontinued operations	0.5	(0.5)
Free cash flow from discontinued operations	$(3.0)	$(14.5)